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                                                                    EXHIBIT 10.5

                   NETSTAFF, INC. STAFFING COMPANY AGREEMENT

This Agreement as of      sets forth the agreement between NetStaff, Inc.
("NetStaff") and ________________________________ (the "Staffing Company")
whereby the Staffing Company will provide qualified candidates for employment for placement on the NetStaff MLS database on the Internet.

DUTIES OF NETSTAFF. In consideration of the covenants contained herein, NetStaff agrees to display on its NetStaff MLS database of qualified candidates (the "Service") those candidates provided by the Staffing Company (the "Candidates", each a "Candidate"). NetStaff shall display the information regarding each Candidate provided by the Staffing Company electronically by remote, password-protected access by the Staffing Company to the Service set forth (the "Selected Information") on the Service for the earlier of (i) a term of ninety
(90) days, which days need not be successive and which term shall automatically terminate unless either NetStaff or the Staffing Company provide notice of renewal, (ii) the receipt by NetStaff of notice that the Candidate has accepted a job assignment with any company, organization or enterprise which located such Candidate through the Service (a "Hiring Company") or otherwise, (iii) the election by NetStaff to remove any candidate from display on the Service, which election shall be at the sole discretion of NetStaff. Further, NetStaff agrees to provide Staffing Company a password (the "Password") through which Staffing Company may access the Services for the sole and exclusive purpose of remotely providing Candidates for the System and the administration of those records.

DUTIES OF STAFFING COMPANY. Staffing Company agrees: (i) to provide the Candidates to NetStaff, (ii) to pay to NetStaff, the fee of 5% of the Candidate's annual salary for a permanent hire; and a fee of 3% of the bill rate up to one year of service for temporary or contract hire, after the Candidate begins the assignment (the "NetStaff Fee"), which NetStaff Fee shall not be reduced or otherwise affected by any agreement between the Staffing Company and any third party; and (iii) to use its best efforts to interview and screen each Candidate and to verify the Selected Information. NetStaff billing for permanent hires will be issued upon candidates hire date; temporary or contract hires will be billed on a weekly basis. Invoices are payable upon receipt. If the candidate you place does not work out and you need to refund the placement fee, NetStaff will credit (or refund if paid) the fee NetStaff billed.

CONFIDENTIALITY. NetStaff agrees to use reasonable efforts to maintain the confidentiality of each Candidate's name, address, telephone number, facsimile number, electronic mail address as well as the Password. Furthermore, NetStaff agrees not to directly market any Candidate for placement with any Hiring Company except as provided in this Agreement.

INDEMNIFICATION. Staffing Company shall indemnify and hold harmless, NetStaff for any claims related to or arising from any Candidate misrepresentations or any act or omission by the Candidate in the course of the Candidate's employment with the Hiring Company.

VERIFICATION RIGHT. Staffing Company shall keep accurate records related to the employment of the Qualified Candidates. NetStaff shall retain the right to review the records of the Staffing Company (either by its own act or by engagement of an independent party selected by NetStaff in its sole discretion) to ensure that Staffing Company has complied with its obligation to pay NetStaff the NetStaff fee. In the event that any underpayment is revealed by such review, Staffing Company shall immediately pay NetStaff the amount of underpayment, as well as the costs of such verification.

GENERAL PROVISIONS. General Provisions in Exhibit "A" attached hereto constitute one and the same of this instrument.

COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the duly authorized representatives of each of the parties hereto have executed this Agreement as of the day and year first written above.

The Staffing Company has the power and authority to enter into this Agreement to fully perform its obligations hereunder, and that the execution of this Agreement does not violate any agreement between Staffing Company and any individual or entity. Staffing Company agrees to use reasonable efforts to keep its Password secure and confidential. Any failure of Staffing Company to successfully maintain the security and confidentiality of the Password shall be the sole responsibility of Staffing Company. Staffing Company's obligations hereunder attach irrespective of payment of any fee to Staffing Company by Hiring Company.


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TERMINATION Either party may terminate this Agreement at any time, with written notice to the other. In the event of termination, NetStaff shall, as soon as practicably possible, remove the Candidates from the Service. The obligation of the Staffing Company to pay any NetStaff Fee shall survive termination as will the verification review right provided above.

ENTIRETY OF AGREEMENT This Agreement constitutes the complete understanding and agreement between NetStaff and the Staffing Company with respect to the transactions contemplated, and supersedes any and all prior or contemporaneous oral or written representation, understanding, agreement or communication between NetStaff and Staffing Company concerning the subject matter hereof. Neither party is relying upon any warranties, representations, assurances or inducements not expressly set forth herein.

NOTICES All notices which either party is required or may desire to serve upon the other party shall be in writing and addressed to the party to be served as follows:

NETSTAFF, INC.               STAFFING COMPANY:
                                              ----------------------------------

168 South Park               Address:
                                     -------------------------------------------

San Francisco CA 94107       City/ST/ZIP:
                                         ---------------------------------------

Telephone: (415) 908-1000    Telephone:
                                       -----------------------------------------

Facsimile: (415) 908-1010    Facsimile:
                                       -----------------------------------------

Email: netstaff@netstaff.com Email:
                                   ---------------------------------------------


All amendments or modifications of this Agreement shall be binding upon the parties so long as the same shall be in writing and executed by each of the parties hereto. It is expressly understood and agreed that no usage of trade or other regular practice or method of dealing between the parties hereto shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement or any part hereof.

Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy, or claim under or in respect of this Agreement or any provision contained herein.

This Agreement and the Staffing Company's rights, duties and obligations hereunder are personal to the Staffing Company and may not be assigned, delegated or otherwise transferred by the Staffing Company, or by operation of law, without the prior written consent of NetStaff, which consent may be granted or withheld by NetStaff in its sole discretion. NetStaff may assign its rights, duties and obligations to any successor for substantially all of NetStaff's business.

    This Agreement shall be governed by the laws of the State of California applicable to contracts entered into and to be performed entirely within the State of California.




NETSTAFF, INC.                      STAFFING COMPANY

By:                                         By:
   -----------------------------               --------------------------------

Print Name:                                 Print Name:
           ---------------------                       ------------------------

Title:                                      Title:
      --------------------------                  -----------------------------

                                                                         2/29/00